ASSUMPTION OF STOCK OPTION PLAN

     Pursuant to an Agreement and Plan of Merger, dated as of February 29, 1996, by and among Cognex Corporation ("Cognex"), Cognex Software Development, Inc. and Isys Controls, Inc. ("Isys"), and as authorized by the Board of Directors of Cognex, the attached Isys Controls, Inc. 1991 Long Term Equity Incentive Plan has been assumed by Cognex, provided that all restricted common stock of Isys and options to purchase common stock of Isys outstanding thereunder were converted, respectively, into restricted common stock of Cognex and options to purchase shares of common stock of Cognex being registered pursuant to this Registration Statement on Form S-8.

                               ISYS CONTROLS, INC.

                                      1991

                         LONG TERM EQUITY INCENTIVE PLAN


                                December 16, 1991

                               ISYS CONTROLS, INC.
                                      1991
                         LONG TERM EQUITY INCENTIVE PLAN


                                TABLE OF CONTENTS



1.0      PURPOSE...............................................................1

2.0      DEFINITIONS...........................................................1

         2.1      Award........................................................1
         2.2      Award Agreement..............................................1
         2.3      Beneficiary..................................................1
         2.4      Board........................................................1
         2.5      Code.........................................................2
         2.6      Committee....................................................2
         2.7      Company......................................................2
         2.8      Director.....................................................2
         2.9      Disability...................................................2
         2.10     Employee.....................................................2
         2.11     Fair Market Value............................................2
         2.12     Grantee......................................................3
         2.13     Incentive Stock Option.......................................3
         2.14     Non-Qualified Option.........................................3
         2.15     Option.......................................................3
         2.16     Option Price.................................................3
         2.17     Restricted Stock Agreement...................................3
         2.18     Restricted Stock.............................................3
         2.19     Retirement...................................................3
         2.20     Shares.......................................................3
         2.21     Stock........................................................3
         2.22     Subsidiary...................................................3
         2.23     Term.........................................................3

3.0      EFFECTIVE DATE AND DURATION OF PLAN...................................3

4.0      NUMBER AND SOURCE OF SHARES SUBJECT TO THE PLAN.......................4

5.0      ADMINISTRATION OF THE PLAN............................................4

6.0      EMPLOYEES ELIGIBLE TO RECEIVE AWARDS..................................5

7.0      AWARD AGREEMENT.......................................................5

8.0      STOCK OPTIONS.........................................................6

         8.1      Terms of Options.............................................6
         8.2      Option Price.................................................6
         8.3      Exercise Period and Exercise of Option or Right During Life of
                  Grantee......................................................6
         8.4      Exercise of Option After Death, Disability, Retirement or
                  Other Termination of Employment..............................8
         8.5      Stockholder Rights...........................................9
         8.6      Right of First Refusal.......................................9

9.0      RESTRICTED STOCK.....................................................10

10.0     CERTIFICATES FOR AWARDS OF STOCK.....................................12

11.0     AWARDS NOT TRANSFERABLE..............................................13

12.0     EFFECT OF MERGER OR OTHER REORGANIZATION.............................13

13.0     TERMINATION, SUSPENSION, OR MODIFICATION OF PLAN.....................14

14.0     WITHHOLDING..........................................................14

15.0     GENERAL PROVISIONS...................................................14

16.0     GOVERNING LAW........................................................15

17.0     ADJUSTMENTS..........................................................15

18.0     PRONOUNS.............................................................15

                               ISYS CONTROLS, INC.

                                      1991
                         LONG TERM EQUITY INCENTIVE PLAN


1.0      PURPOSE

         The purpose of the Isys Controls, Inc. (the Company) Long Term Equity Incentive Plan (the Plan) is to enable Isys founders to be appropriately rewarded for their startup efforts, to attract and retain persons of ability as Employees of the Company and its Subsidiaries, motivate and reward good performance, encourage such Employees to continue to exert their best efforts on behalf of the Company and its Subsidiaries and to assure corporate perpetuation and growth, and further opportunities for Stock ownership by such employees in order to increase their proprietary interest in the Company. The Company elects to provide incentive Awards to Employees (including officers and Directors who are also Employees), whose responsibilities and decisions directly affect the performance of the Company and its Subsidiaries. Such incentive Awards may consist of Common Stock of the Company, Incentive or Non-Qualified Stock Options to purchase such Stock or Restricted Stock grants payable in such Stock, as the Committee may determine, subject to such restrictions as the Committee may determine or as provided herein.

2.0      DEFINITIONS

         Unless the context clearly indicates otherwise, the following terms, when used in the Plan, shall have the meanings set forth in this
         Section 2.

         2.1 "Award" means an award granted in accordance with the provisions of the Plan in the form of Incentive Stock Options, Non-Qualified Stock Options, Restricted Stock Grants, or any combination of the foregoing.

         2.2 "Award Agreement" means the written agreement to be entered into by the Company and the Grantee, as provided in Section 7 hereof.

         2.3 "Beneficiary" means the person or persons designated in writing by the Grantee or, in the absence of such a designation or if the designated person or persons predecease the Grantee, the Grantee's Beneficiary shall be the person or persons who shall acquire the right to exercise an Option under the Plan by bequest or inheritance. In order to be effective, a Grantee's designation of a Beneficiary must be on file with the Company before the Grantee's death.

         2.4      "Board" means the Board of Directors of the Company.

         2.5 "Code" means the Internal Revenue Code of 1986, as amended from time to time.

         2.6 "Committee" means a committee of Directors appointed by the Board to administer the Plan as set forth herein.

         2.7      "Company" means Isys Controls, Inc.

         2.8 "Director" means a member of the Isys Controls, Inc. Board of Directors.

         2.9 "Disability" means permanent and total disability, such that an individual is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than 12 months. An individual shall not be considered to be permanently and totally disabled unless he furnishes proof of the existence of such disability in such form and manner, and at such times, as the Board shall require.

         2.10 "Employee" means any employee (as defined in accordance with the Regulations and Revenue Rulings then applicable under
                  Section 3401(c) of the Code) of the Company, or of any corporation which is then a Subsidiary, whether such employee is so employed at the time this Plan is adopted or subsequent to the adoption of the Plan. For the purpose of this agreement, a member of the Board of Directors of the Company and any person serving as an officer or a consultant to the Company shall be deemed to be an employee of the Company, regardless of whether such person serves the Company on a full or part time basis and whether such person is compensated for his or her services.

         2.11     "Fair Market Value" means

                  (a) as of any date, the closing price for one Share of Stock on the principal exchange on which shares of the Company's Stock are then traded. If no sales of Stock have taken place on such date, the closing price on the most recent date on which selling prices were quoted;

                  (b) if such Stock is not traded on an exchange but quoted on NASDAQ or a successor quotation system, the mean between the closing representative bid and asked prices for the Stock on such date as reported by NASDAQ or such successor quotation system; or

                  (c) if such Stock is not traded on an exchange or quotation system, the Fair Market Value as determined in good faith by the Board.

         2.12 "Grantee" means a person to whom an Option or Restricted Stock has been granted under the Plan.

         2.13     "Incentive Stock Option" means an Option qualifying under
                  Section 422 of the Code.

         2.14 "Non-Qualified Option" means an Option which is not an Incentive Stock Option that does not qualify for preferential tax treatment under the IRS Code.

         2.15 "Option" means an option to purchase a Share or Shares of the Company's Common Stock, par value $0.0001 per share.

         2.16 "Option Price" means the price of the Share determined by the Company's Board in accordance with Section 8 of this Plan and the applicable provisions of the Internal Revenue Code.

         2.17 "Restricted Stock Agreement" means the written agreement entered into by Company and Employee as provided in Section 9.2(b).

         2.18 "Restricted Stock" means Stock delivered under the Plan subject to the requirements of Section 9 and such other restrictions as the Committee deems appropriate.

         2.19 "Retirement" means retirement from active employment with the Company.

         2.20 "Shares" means shares of the Company's Common Stock, par value $0.0001 per share of the Company.

         2.21 "Stock" or "Common Stock" means the Common Stock, par value $0.0001 per share of the Company.

         2.22 "Subsidiary" means a subsidiary corporation of the Company within the meaning of Section 425(f) of the Code (or a successor provision of similar import).

         2.23 "Term" means the period during which a particular Option may be exercised in accordance with Section 8 hereof.

3.0      EFFECTIVE DATE AND DURATION OF PLAN

         The Plan shall become effective when adopted by the Board and, subject to Section 8 hereof, shall extend for a term of twenty (20) years from the date; provided, however, that if the Plan is not approved by the holders of a majority of the Shares represented by stockholders voting at a duly held stockholders meeting at which a majority of the voting power of the corporation is present in person or by proxy, prior to the first anniversary of the date of adoption, the Plan and all Awards granted thereunder prior to such anniversary shall be null and void and shall be of no effect.

4.0      NUMBER AND SOURCE OF SHARES SUBJECT TO THE PLAN

         4.1 The aggregate number of Shares of Stock which may be awarded under the Plan or subject to purchase by exercising an Option shall not exceed 2 million Shares. Such Shares shall be made available from authorized and unissued Shares, Shares held by the Company in its treasury, or reacquired Shares as the Board may from time to time determine. To the extent that the Company shall reacquire Shares for such purpose, any such Shares may be reacquired at the time Options are exercised or from time to time in advance whenever the Board may deem such purchase to be advisable.

         4.2 If, for any reason, any Shares of Stock awarded or subject to purchase by exercising an Option under the Plan are not delivered or are reacquired by the Company, for reasons including, but not limited to, a forfeiture of Restricted Stock or termination, expiration or a cancellation with the consent of the holder of an Option, such Shares of Stock shall again become available for Award under the Plan.

5.0      ADMINISTRATION OF THE PLAN

         5.1 The Plan shall be administered by the Board, which, to the extent it shall determine, may delegate its powers with respect to the administration of the Plan to a Committee appointed by the Board and composed solely of two or more members of the Board. Any reference in the plan to the committee shall be deemed to refer to the Board if the Board does not appoint a committee. Notwithstanding the preceding provisions of this Section 5.1, to the extent grants or Awards are made to Employees who are subject to Section 16 under the Securities Exchange Act of 1934, the Plan shall be administered by the Board only if the Board consists solely of "disinterested" persons or by a Committee appointed by the Board and composed solely of two or more "disinterested" members of the Board. For purposes of this provision, the term "disinterested" Director shall mean a Director who has not at any time within one year prior to acting as a Plan
                  Administrator received Awards pursuant to the Plan or any other Stock Plan of the Company, unless the participation was in a formula plan, automatic operation or a broad based participant directed plan exempt under Rule 16b-3.

         5.2 The Committee shall adopt such rules or procedures as it may deem proper; provided, however, that it may take actions upon the agreement of a majority of its members then if office. Any action that the Committee may take through a written instrument signed by all its members then in office shall be as effective as though taken at a meeting duly called and held.

         5.3 The powers of the Committee shall include plenary authority to interpret the Plan, and, subject to the provisions hereof, the Committee may determine

         (a)      the persons to whom Awards shall be granted;

         (b)      the form or forms of Awards to be granted to any Grantee;

         (c)      the terms and conditions of each Award; and

         (d)      the provisions of each Award Agreement.

         5.4 With regard to Options, the Committee shall be authorized in its absolute discretion, to permit Grantees to surrender outstanding Options in exchange for the grant of new Options or to require Grantees to surrender outstanding Options as a condition precedent to the grant of new Options. The number of Shares covered by the new Options, the Option Price, the Option period and other terms and conditions of the new Options shall all be determined in accordance with the Plan and may be different from the provisions of the surrendered Options. The value of the new Options granted shall be of equal value to the Options surrendered or exchanged under this section of the Plan.

6.0      EMPLOYEES ELIGIBLE TO RECEIVE AWARDS

         6.1 Awards may be granted under the Plan to any Employee of the Company or any Subsidiary or any other company or partnership in which the Company has an ownership interest. All determinations by the Committee as to the identity of the persons to whom Awards shall be granted hereunder shall be conclusive.

         6.2 Upon the selection of an Employee to be granted an Award, the Committee shall instruct the appropriate officers of the Company to issue such Award and may impose such conditions of the grant of such Award as it deems appropriate.

7.0      AWARD AGREEMENT

         7.1 Each Award granted under the Plan shall be evidenced by a written Award Agreement, in a form approved by the Committee. Such Agreement shall be subject to and incorporate the express terms and conditions, if any, required under the Plan or as required by the Committee for the form of Award granted and to such other terms and conditions as the Committee may specify.

         7.2 Appropriate officers of the Company are hereby authorized to execute and deliver Award Agreements in the name of the Company as directed from time to time by the Committee.

8.0      STOCK OPTIONS

         8.1      Terms of Options

                  (a) With respect to Options, the Committee shall authorize the granting of Incentive Stock Options, Non-Qualified Options, or a combination of Incentive Stock Options and Non-Qualified Options; determine the number of Shares of Stock subject to each Option, and determine the time or times when and the manner in which each Option shall be exercisable and the duration of the exercise period.

                  (b) No Option shall be granted after the expiration of twenty years from the effective date of the Plan.

                  (c) To the extent the total Fair Market Value (determined at the time of grant) of the Stock with respect to which Incentive Stock Options are exercisable by any Grantee, during each calendar year, exceeds $100,00 such Options shall be treated as Non-Qualified Options.

         8.2      Option Price

                  The Option Price per share shall be determined by the Committee at the time any Option is granted. The Option Price per Share of Incentive Stock Options shall be not less than the Fair Market Value, or in the case of an Incentive Stock Option granted to a Ten Percent Stockholder, 110 percent of the Fair Market Value of one share of Stock. In no event shall the Option Price be less than the par value of one Share of Stock.

         8.3 Exercise Period and Exercise of Option or Right During Life of Grantee

(a) The exercise period for an Option, including any extension which the Committee may from time to time decide to grant, shall not exceed twenty years from the date of grant; provided, however, that, in the case of an Incentive Stock Option granted to a Grantee who, at the time of grant, owns stock possessing more than ten (10) percent of the total combined voting power of all classes of stock of the Company (a "Ten Percent Stockholder"), such period, including extensions, shall not exceed five years from the date of grant.

(b) No part of any Option may be exercised until the Grantee who has been granted the Award shall have remained in the employ of the Company for such period after the date on which the Option is granted as the Committee may specify, if any, and the Committee may further require exercisability in installments; provided, however, that by a resolution adopted after an Option is granted the Committee may, on such terms and conditions as it may determine to be appropriate and subject to Section 8.4(d), accelerate the time at which such Option or any portion thereof may be exercised; and provided, further, that Shares issued through exercise of Incentive Stock Options must be held by the Grantee for at least two (2) years from date of grant and one (1) year from exercise date prior to their disposition in order to obtain the favorable tax treatment afforded Incentive Stock Options.

(c)      Options shall be exercisable by delivering or mailing to the Company:

1. A written notice in the form and in the manner prescribed by the Committee, specifying the number of Shares to be purchased; and

2. Payment in full of the Option Price for the Shares so purchased by cash, Cashier's Check, and/or by tender of Shares to the Company; provided that Shares tendered in exchange for Shares issued under the Plan through exercise of Incentive Stock Options must be held by the Grantee for at least two (2) years from date of grant and one (1) year from exercise date prior to their tender to the Company in order to obtain the favorable tax treatment afforded Incentive Stock Options. Notwithstanding the foregoing, the Committee shall have the right to establish alternative purchasing arrangements for option exercise, except for Incentive Stock Option exercise, such as installments payments secured by interest bearing promissory note or short-term extensions of credit not to exceed 24 hours in duration. The Committee shall determine acceptable methods for tendering Shares to exercise and Option under the Plan, and may impose such limitations and prohibitions on the use of Shares to exercise Options as it deems appropriate. The valuation of any Shares used to exercise an Option will be based on the Stock's then Fair Market Value. The date of exercise shall be deemed to be the date that the notice of exercise and payment of the Option Price are received by the Company.

(d) Subject to paragraph (e) below, upon receipt of the notice of exercise and upon payment of the Option Price, the Company shall promptly deliver to the Grantee a certificate or certificates for the Shares purchased, without charge to him for issue or transfer tax.

(e) The exercise of each Option granted under the Plan shall be subject to the following conditions with respect to any Shares otherwise deliverable upon such exercise.

1. if, at any time, the Company shall determine in its discretion that the listing, registration or qualifications of such Shares upon any securities exchange, or under any State or Federal law, if required as a condition of, or in connection with, such exercise or the delivery of purchase of Shares thereunder; or

2. if, at any time, the Company shall determine that the consent or approval of any regulatory body is required as a condition of, or in connection with, such exercise or the delivery or purchase of Shares thereunder; then if any such event such exercise shall not be effective unless such listing, registration, qualification, consent or approval has been effected of obtained free of any conditions not acceptable to the Company. Any such postponement will extend the time within which the Option may be exercised for an equivalent length of time.

(f) All Options granted under the Plan shall be nontransferable other than by will or by the laws of descent and distribution in accordance with Section 11 hereof (or for Non-Qualified Options, pursuant to a qualified domestic relations order as defined in the Code), and an Option may be exercised during the lifetime of the Grantee only by him. No option may be pledged or assigned.

(g) Upon the purchase of Shares under an Option, the Stock certificate or certificates may, at the request of the purchaser, be issued in his name and the name of another person as joint tenants with right of survivorship, provided that such person agrees to be bound by the terms and conditions of the Award Agreement.

(h) Unless modified by resolution of the Committee, all Options, and all Shares purchased upon exercise of an Option shall be subject to the terms and conditions of the Award Agreement.

8.4 Exercise of Option After Death, Disability, Retirement or Other Termination of Employment

(a)  Death

     If a Grantee's employment with the Company or a Subsidiary shall cease due to the Grantee's death, any Option held by the Grantee on the date of his death may be exercised to the extent vested on the date of his death at any time up to the expiration date of the Options as specified in the Award Agreement. The Options may only be exercised by the Grantee's Beneficiary.

(b)  Termination of Employment for Any Other Reason

     Upon termination of a Grantee's active employment with the Company and its Subsidiaries for any reason other than those specified in subsections (a) above, the Grantee may exercise the Option, to the extent the Option could be exercised at the cessation of employment, at any time up to the expiration date specified in the Award Agreement; except in the case of an Incentive Stock Option which must be exercised within three months of termination of active employment. If the Option holder fails to exercise the Incentive Stock Option within the three month requirement, he automatically becomes the holder of a Non-Qualified Stock Option Plan.

8.5  Stockholder Rights

     No person shall have any rights of a stockholder by virtue of an Option except with respect to Shares actually issued to him, and the issuance of Shares will confer no retroactive right to dividends.

8.6  Right of First Refusal

     Unless otherwise stated in the Award agreement, before Employees may sell, pledge or transfer any Shares acquired pursuant to the plan, Employees shall first offer such Shares to the Company on the following terms and conditions:

(a) Employee shall deliver a written notice to the Company (the "Employee's Notice") stating (i) his or her bona fide intention to sell or transfer such shares, (ii) the number of shares to be sold or transferred, (iii) the price for which the Shares are to be sold or transferred, and (iv) the name of the proposed purchaser or transferee.

(b) Within 30 days after receipt of the Employee's Notice, the Company or its assignee may elect to purchase the Shares to which the Employee's Notice refers, at the price per Share specified in the Employee's Notice. The Company must give written notice to Employee of this election to purchase the Shares, and within 15 days after so notifying Employee must deliver payment for the Shares. Payment may be made, at the Company's option, in cash, by check, or in cancellation of any outstanding indebtedness of Employee to the Company. After receipt of payment, Employee shall return the stock certificate evidencing the Shares repurchased to the Company, and the Company shall promptly issue to Employee a new stock certificate evidencing any Shares not so repurchased by the Company.

(c) If the Company or its assignee elects not to purchase all the Shares to which the Employee's Notice refers, Employee may sell the balance of the Shares to any person named in the Employee's Notice, at the price specified in the Notice or at a higher price. If Employee does not so transfer the Shares as provided in the Employee's Notice within 60 days, the Shares shall again be subject to the terms and conditions of this Section 8.6.

(d)  Employee's obligations under this Section 8.6 shall terminate;

(1) with respect to Shares of Stock covered by the Employee's Notice, upon the transfer of such Shares in compliance with this Section 8.6; and

(2)  with respect to all the Stock, upon the earliest to occur of:

(i) the consolidation or merger of the Company with or into another entity (other than pursuant to a reincorporation or recapitalization) or the sale of all or substantially all of the assets of the Company;

(ii) the closing of the sale of common stock of the Company in an underwritten public offering, pursuant to an effective registration statement under the Securities Act of 1933, as amended; or

(iii)the issuance by the Company, in one or more sales after the date of this Agreement, of voting securities of the Company representing the aggregate an increase of more than 50% of the voting power of the Shares outstanding as of the date of this Agreement. For example, if upon the date of this Agreement the Company has 10 Shares outstanding with the right to vote, the issuance by the Company of more than 5 Shares with the right to vote, in a single sale or in many separate sales, would trigger this termination provision.

9.0      RESTRICTED STOCK

9.1 The Committee may from time to time cause the Company to grant Common Stock for par value or such other consideration as the Committee deems appropriate (which amount may be less than the fair market value of the Common Stock on the date of grant), in the form of Shares of Restricted Stock under the Plan to such Employees, and which grant shall be subject to such restrictions and condition and other terms as the Committee may determine at the time of grant, subject to the general provisions of the Plan, the applicable Restricted Stock Agreement, and the following specific rules:

9.2 (a) Restricted Stock may be granted to an Employee either separately from, or in tandem with the grant of an Option to the Employee. In the case of Restricted Stock granted in tandem with the grant of an Option: (i) the exercise of the Option shall cause the forfeiture to the Company of the Restricted Stock related to the Option, or portion thereof that is exercised, and (ii) the lapse of restrictions applicable to such Restricted Stock shall cause the expiration of the unexercisable Option, or pro rata portion thereof, related to such Restricted Stock. Restricted Stock not granted in tandem with the grant of an Option shall have no effect on, and shall not be affected by, the exercise of any Option by the holder of such Restricted Stock. Restricted Stock cannot be assigned, sold, transferred, pledged or hypothecated prior to the lapse of the restrictions applicable thereto.

(b) The issuance of Shares of Restricted Stock to an Employee under the Plan shall be governed by a Restricted Stock Agreement which shall specify whether the Shares of Restricted Stock are granted to the Employee and whether such Restricted Stock is issued separate from, or in tandem with, the grant of an Option and such other provisions as the Committee shall determine.

(c) The Company shall issue, in the name of the Employee, stock certificates representing the total number of Shares of Restricted Stock granted to the Employee, as soon as may be reasonably practicable after such grant, which shall be held by the Secretary of the Company as provided in section 9.5 hereof.

(d) Subject to the provisions of subsection (c) hereof and the restrictions set forth in the related Restricted Stock Agreement, the Employee receiving a grant of Restricted Stock shall thereupon be a stockholder with respect to all of the Shares represented by such certificate or certificates and shall have the rights of a stockholder with respect to such Shares, including the rightto vote such Shares and to receive dividends and other distributions paid with respect to such Shares. All Common Stock received by an Employee as a result of any dividend on Restricted Stock, or as a result of any stock split-up, stock distribution or combination of Shares affecting Restricted Stock, shall be subject to the restrictions set forth in the related Restricted Stock Agreement.

9.3 (a) Any Share of Restricted Stock granted to an employee pursuant to the plan shall be automatically forfeited to the Company if the Employees' employment with the Company terminates prior to the date for expiration of the forfeiture provisions set forth in his Restricted Stock Agreement. The Secretary of the Company shall promptly cancel and retain in its treasury Shares of Restricted Stock that are forfeited to the Company.

(b) The Committee, in its discretion, shall have the power to accelerate the date on which the restrictions of this Section or contained in any Restricted Stock Agreement shall lapse with respect to any or all Shares of Restricted Stock granted or sold under the Plan that have been outstanding for at least one year.

9.4 Notwithstanding the foregoing, under change in control circumstances described in section 12, restrictions of this Section or in any Restricted Stock Agreement shall lapse.

9.5 The Secretary of the Company shall hold the certificate or certificates representing Shares of Restricted Stock issued under the Plan properly endorsed for transfer, on behalf of each Employee who holds such Shares, whether by grant or sale, until such time as the Restricted Stock is forfeited, or the restrictions lapse.

9.6 The Committee may prescribe such other restrictions and conditions and other terms applicable to the Shares of Restricted Stock issued to an Employee under the Plan that are neither inconsistent with nor prohibited by the Plan or any Restricted Stock Agreement, including, without limitation, terms providing for a lapse of the restrictions of this Section or in any Restricted Stock Agreement, in installments.

9.7 When the restrictions imposed by Section 9.1 or other similar restrictions, expire or have otherwise been satisfied with respect to one or more Shares of Restricted Stock, the Company shall deliver to the Grantee (or his legal representative, beneficiary or heir) one Share of Common Stock in exchange for each Share of Restricted Stock deposited with it by the Grantee pursuant to Section 9.5. and each such forfeited share shall be canceled. At that time, the agreement referred to in Section 9.3, as it relates to such Shares, shall be terminated.

10.0     CERTIFICATES FOR AWARDS OF STOCK

         10.1 Subject to Section 9.5, each Grantee entitled to receive Stock under the Plan shall be issued a certificate for the Shares of Stock. Such certificate shall be registered in the name of the Grantee, and shall bear an appropriate legend reciting the terms, conditions and restrictions, if any, applicable to such Award and shall be subject to appropriate stop-transfer orders.

         10.2 All certificates for Shares of Stock delivered under the Plan shall also be subject to such stop-transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations, and other requirements of the Securities and Exchange Commission, any stock exchange upon which the Stock is then listed and any applicable federal or state securities laws, and the Committee may cause a legend or legends to be place on any such certificates to make appropriate reference to such restrictions. The foregoing provisions of this Section 10.2 shall not be effective if and to the extent that the Shares of Stock delivered under the Plan are covered by an effective and current registration statement under the Securities Act of 1933, or is and so long as the Committee determines that application of such provisions is no longer required or desirable. In making such determination, the Committee may rely upon an opinion of counsel for the Company.

         10.3 Except for the restrictions on Options or Restricted Stock under Sections 8 and 9, each Employee who receives an Award of Stock, shall have all of the right of a stockholder with respect to such Shares, including the right to vote the Shares and receive dividends and other distributions. No Employee awarded an Option or Restricted Stock shall have any right as a stockholder with respect to any Shares subject to his or her other Option or Restricted Stock prior to the date of issuance to him or her of a certificate or certificates for such Shares.

11.0     AWARDS NOT TRANSFERABLE

         No Award, or interest or right therein or part hereof shall be assigned or transferred in payment for or in connection with debts, contracts or engagements of the Grantee or his successors in interest or shall be subject to disposition by transfer, alienation, anticipation, pledge, encumbrance, assignment or other means whether such disposition be voluntary or involuntary or by operation of law by judgment, levy, attachment, garnishment or any other legal or equitable proceedings (including bankruptcy) and any attempted disposition hereof shall be null and void and of no effect; provided, however, that nothing in this
         Section 11.0 shall prevent transfers by will or by the applicable laws of descent and distribution or for Non-Qualified Options, pursuant to a qualified domestic relations order as defined in the Code.

12.0     EFFECT OF MERGER OR OTHER REORGANIZATION

         12.1 If the Company shall be the surviving corporation in a merger or other reorganization, rights to Award shall be amended to cover the number of Shares of Stock and securities of the Company that a holder of that number of Shares immediately before the merger or consolidation corresponding to the number of Shares covered by the Award would be entitled to have or obtain under the terms of the merger or consolidation.

         12.2 If the Company is not the surviving corporation in dissolution, sale of substantially all of its assets, acquisition in a Stock for Stock or securities exchange, in a merger or other reorganization, then all Options shall vest, and each Option Award shall be exercisable in full within the period of 30 days commencing upon the date the action of the stockholders (or of the Committee, if stockholders' action is not required) is taken to approve the transaction and upon the expiration of that period all Options and all rights thereto shall automatically terminate.

13.0     TERMINATION, SUSPENSION, OR MODIFICATION OF PLAN

         The Board may at any time terminate, suspend, or modify the Plan, except that the Board shall not, without the authorization of the holders of a majority of the Company's Shares represented by stockholders voting at a duly held stockholders meeting at which a majority of the voting power of the Company is present in person or by proxy, change:

         (a)      the number of Shares for which Awards may be granted;

         (b)      the class of persons eligible for Awards;

         (c)      the maximum duration of the Plan; or

         (d)      any other amendment required by any applicable law including
                  Section 16(b) of the Exchange Act.

         No termination, suspension or modification of the Plan shall adversely affect any right acquired by any Grantee, or by any Beneficiary, under the terms of an Award granted before the date of such termination, suspension or modification, unless such Grantee or Beneficiary shall consent; but it shall be conclusively presumed that any adjustment for changes in capitalization hereof does not adversely affect any such right.

14.0     WITHHOLDING

         The Company's obligation to deliver Shares upon the exercise of any Non-Qualified Option or lapse of restrictions with regard to Restricted Stock granted to an Employee under the Plan shall be subject to the Grantee's satisfaction of all applicable federal, state and local income and employment tax withholding requirements by payment in cash or by requesting the Company to withhold and retain sufficient Shares to pay the tax withholding.

15.0     GENERAL PROVISIONS

         The grant of an Award in any year shall not give the Grantee any right to similar grants in future years or any right to be retained in the employ of the Company or its Subsidiaries.

16.0     GOVERNING LAW

         The Plan shall be construed and its provisions enforced and administered in accordance with the laws of California to the extent that such laws may be superseded by any Federal law. Each Incentive Stock Option granted under the Plan shall include such provisions and conditions as are necessary to qualify the Option under Section 422 as an "Incentive Stock Option".

17.0     ADJUSTMENTS

         In the event that the Common Stock of the Company is changed by reason of any stock split, reverse stock split, recapitalization, or other change in the capital structure of the Company, or in the event that the outstanding number of Shares of Common Stock of the Company is increased through payment of a Stock dividend, appropriate proportionate adjustments shall be made in the number and class of Shares of Stock subject to the Plan, and the number and class of Shares of Stock subject to any Option outstanding under the Plan; provided, however, that the Company shall not be required to issue fractional Shares as a result of any such adjustment, but will be required to round the number of Shares to the next highest whole number. Any such adjustment shall be made by the Board, whose determination shall be conclusive. If there is any other change in the number of kind of the outstanding Shares of Common Stock of the Company, or of any other security into which such Stock shall have been changed or for which it shall have been exchanged, and if the Board, in its sole discretion, determines that such change equitably requires any adjustment in the Option then outstanding under the Plan, such adjustment shall be made in accordance with the determination of the Board. No adjustments shall be required by reason of the issuance or sale by the Company for cash or other consideration of additional Shares of its Common Stock or securities convertible into or exchangeable for Shares of its Common Stock. All adjustments to Incentive Stock Options shall be made in such a manner that each option which is adjusted will continue to qualify under Section 422 as an "Incentive Stock Option".

18.0     PRONOUNS

         Wherever used herein, unless the context indicates otherwise, words in the masculine form shall be deemed to refer to females as well as males.


                                                       -16-